                             UNITED STATES

                   SECURITIES AND EXCHANGE COMMISSION

                       Washington,  D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): August 1, 1997


                          THE CASTLE GROUP, INC.

         (Exact name of registrant as specified in its charter)


             Utah                   0-23338                 99-037845

(State or other jurisdiction   (Commission File   (IRS Employer Identification
     of incorporation)              Number)                  Number)



          745 Fort Street, 10th Floor,  Honolulu, Hawaii  96813
                  (Address of principal executive office)



Registrant's telephone number, including area code    808-524-0900



                                Not Applicable
        (Former name or former address, if changed since last report)












Page 1 of 4 sequentially numbered pages

Item 5.  OTHER EVENTS.

     On August 1, 1997, the Company issued a press release regarding the potential acquisition of 51% of the authorized issued and outstanding stock of P.T. Qualita Indah ("PTQI"). The 51% interest is currently owned by P.T. Ponderosa Pelangi ("PTPP"). The acquisition has not yet been consummated and is subject to many conditions, including but not limited to, receiving certain approvals from the Company's board of directors, the seller, and other third parties.


Date and Manner of Acquisition

     On July 25, 1997, The Company and PTPP executed a letter of intent for the Company to purchase a 51% interest in PTQI from PTPP. The acquisition is not consummated and is subject the negotiation and execution of a definitive agreement within sixty days. The acquisition is also subject to, among other things, the approval of the board of directors of the Company and the approval of the acquisition from the master franchisor of PTQI.


Description of Assets

     The acquisition, if consummated, shall be for 51% of the authorized issued and outstanding stock of PTQI from PTPP. PTQI is an Indonesian company that manages 11 hotels and has contracts to manage another 10 hotels currently under construction. All of the properties managed by PTQI are located in Indonesia. PTQI has an exclusive master franchise agreement with Choice Hotels, International to franchise the Choice Hotels product lines.


Amount of Consideration

     The consideration paid by the Company to PTPP, if the transaction is consummated, would be an initial exchange of 375,000 shares of the Company's Common Stock for the 51% interest in the stock of PTQI. In addition to the initial 375,000 shares, additional shares may be issued based upon the net earnings, if any, of PTQI as of the end of the third fiscal year of the Company following the acquisition.


Identity of the Seller

     The seller is P.T. Ponderosa Pelangi, an Indonesian corporation, which owns 51% of the authorized issued and outstanding stock of PTQI.


Relationships Between Registrant and Seller

     To the best of management's knowledge, there are no direct or indirect relationships between the Company, its employees, agents, subsidiaries or directors and the seller.

Sources of Funds Used for the Acquisition

     The acquisition, if consummated as currently proposed, would be paid for by the Company via its Common Stock and therefore, no cash would be necessary for the closing of the purchase. Any working capital needed, if any, for the operations of PTQI would be provided by operating funds of the Company and through borrowing from financial institutions which as yet are unknown due to the preliminary status of the acquisition.


Fixed Assets Acquired

     The fixed assets acquired include a proportionate share of PTQI's furniture and equipment used in the management and franchising of the Choice Hotel name.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           THE CASTLE GROUP, INC.
                                                (Registrant)


Date   August 15, 1997                         Michael S. Nitta
                                          Chief Financial Officer and
                                            Vice President Finance